Exhibit 99.1

ROCHE CAROLINA, INC.
Financial Statements
December 31, 2016 and 2015
(With Independent Auditors’ Report Thereon)

ROCHE CAROLINA, INC.
Table of Contents

Independent Auditors’ Report

Roche Carolina Inc.:
We have audited the accompanying financial statements of Roche Carolina Inc., which comprise the statements of financial position as of December 31, 2016 and 2015 and the related statements of comprehensive income (loss), changes in equity, and cash flows for each of the years in the three‑year period ended December 31, 2016, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roche Carolina Inc. as of December 31, 2016 and 2015 and the results of its operations and its cash flows for each of the years in the three‑year period ended December 31, 2016, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Greenville, South Carolina
 April 7, 2017

ROCHE CAROLINA, INC.
Statements of Financial Position
December 31, 2016 and 2015
(U.S. dollars in thousands)
Assets	2016	2015
Current assets:
Inventories (note 8)	$56,662	95,168
Accounts receivable – related parties (note 17)	60,759	59,046
Accounts receivable – other	-	5,327
Current income tax receivable (notes 6 and 17)	19,311	3,291
Loan receivable (note 8)	-	2,812
Other current assets	57	396
Cash and cash equivalents	5	1
	136,794	166,041
Noncurrent assets:
Property, plant and equipment (note 7)	3,935	3,935
	3,935	3,935
	$140,729	169,976

Liabilities and Equity
Current liabilities:
Accounts payable – related parties (note 9 and 17)	$-	(6,143)
Accounts payable – trade and other (note 9)	(2,833)	(3,181)
Provisions – current (note 3)	(23,777)	-
Other current liabilities (notes 10, 13 and 17)	(7,816)	(16,628)
	(34,426)	(25,952)
Noncurrent liabilities:
Other noncurrent liabilities (notes 13 and 17)	(565)	(813)
	(565)	(813)
Total liabilities	(34,991)	(26,765)
Equity:
Retained earnings	(105,738)	(143,211)
Total equity	(105,738)	(143,211)
Total liabilities and equity	$(140,729)	(169,976)
See accompanying notes to financial statements.

ROCHE CAROLINA, INC.
Statements of Comprehensive Income (Loss)
Years ended December 31, 2016 and 2015
(U.S. dollars in thousands)

	2016	2015	2014
Revenue (note 17)	$90,112	199,130	256,418
Cost of sales (notes 4 and 17)	(138,165)	(442,033)	(236,656)
Gross (loss) profit	(48,053)	(242,903)	19,762
General and administration expenses (notes 4 and 17)	(8,114)	(6,077)	(7,812)
Operating (loss) profit	(56,167)	(248,980)	11,950
Financial costs (notes 5 and 17)	(423)	(254)	(1,796)
Financial income (notes 5 and 17)	282	644	1,432
Net financial income (costs)	(141)	390	(364)
(Loss) profit before tax	(56,308)	(248,590)	11,586
Income tax benefit (expense) (notes 6 and 17)	19,311	11,375	(2,537)
Net (loss) income	(36,997)	(237,215)	9,049
Other comprehensive income	-	-	-
Total comprehensive (loss) income	$(36,997)	(237,215)	9,049

See accompanying notes to financial statements

ROCHE CAROLINA, INC.
Statements of Changes in Equity
Years ended December 31, 2016 and 2015
(U.S. dollars in thousands)

	Share capital	Retained earnings	Total equity
At January 1, 2014	$-	374,844	374,844
Net income	-	9,049	9,049
Total comprehensive income for the year	-	9,049	9,049
Contribution from parent (notes 6, 12 and 17)	-	2,308	2,308
Equity compensation plans (note 13)	-	(4,146)	(4,146)
At December 31, 2014	-	382,055	382,055
At January 1, 2015	-	382,055	382,055
Net loss	-	(237,215)	(237,215)
Total comprehensive loss for the year	-	(237,215)	(237,215)
Contribution from parent (notes 6,12 and 17)	-	349	349
Distribution to parent (notes 6, 12, and 17)		(3,850)	(3,850)
Equity compensation plans (note 13)	-	1,872	1,872
At December 31, 2015	-	143,211	143,211
At January 1, 2016	-	143,211	143,211
Net loss	-	(36,997)	(36,997)
Total comprehensive loss for the year	-	(36,997)	(36,997)
Contribution from parent (notes 6 and 17)	-	6,296	6,296
Distribution to parent (notes 6, 12, and 17)	-	(11,404)	(11,404)
Equity compensation plans (notes 13 and 17)	-	4,632	4,632
At December 31, 2016	$-	105,738	105,738

See accompanying notes to financial statements.

ROCHE CAROLINA, INC.
Statements of Cash Flows
Years ended December 31, 2016 and 2015
(U.S. dollars in thousands)

	2016	2015	2014
Cash flows from operating activities:
Net (loss) income	$(36,997)	(237,215)	9,049
Adjustments for:
Depreciation of property, plant and equipment (note 7)	-	17,673	17,905
Impairment of property, plant and equipment (note 7)	10,330	257,947	-
Loss (gain) on sale of property, plant and equipment (note 7)	-	168	691
Inventory write-off (note 8)	5,263	1,473	4,689
Financial costs (note 5)	141	(390)	364
Equity compensation plans (note 13)	499	1,309	(4,597)
Defined benefit plan expense (note 12)	1,896	2,349	2,114
Deferred Taxes (note 6)	-	(8,084)	(1,455)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable and income tax receivable	(65,256)	26,620	(8,274)
Decrease (increase) in inventories (note 8)	33,243	48,019	(6,013)
Decrease (increase) in accounts payable and other current liabilities (note 9)	(11,787)	(20,556)	10,038
Increase in restructuring provision (note 3)	23,777	-	-
Net cash from operating activities	(38,891)	89,313	24,511
Cash flows from investing activities:
Purchase of of property, plant and equipmet (note 7)	(9,960)	(39,611)	(33,401)
Interest received	270	216	360
(Increase) decrease of cash pool balance with related parties (note 17)	39,623	(47,008)	7,103
Repayment of loan receivable	2,813	938	1,250
Net cash from investing activities	32,746	(85,465)	(24,688)
Cash flows from financing activities:
Interest paid – related parties (note 17)	(147)	(3)	(36)
Contribution from parent (note 17)	6,296	-	194
Distribution to parent (note 17)	-	(3,850)	-
Net cash from financing activities	6,149	(3,853)	158
Net increase/(decrease) in cash and cash equivalents	4	(5)	(19)
Cash and cash equivalents at January 1	1	6	25
Cash and cash equivalents at December 31	$5	1	6
Noncash investing/financing activites:
Capital expenditures	$(370)	(435)	(1,719)
Intrinsic value movement of recharge liability (notes 13 and 17)	(4,133)	(3,104)	(953)
Deemed contribution from parent to fund defined benefit Plan (notes 12 and 17)	1,896	2,349	2,114
Cash received (paid) for income taxes (notes 6 and 17)	9,587	(3,992)	(11,799)

See accompanying notes to financial statements.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015
(1)	Reporting Entity Information
Roche Carolina, Inc. (the Company) is a South Carolina corporation located at 6173 E Old Marion Hwy, Florence, South Carolina, USA. The Company is a wholly owned subsidiary of Roche Holdings, Inc. (RHI), a company incorporated in state of Delaware, which is 100% indirectly owned by the ultimate parent, Roche Holding Ltd. Roche Holding Ltd. is a public company registered in Switzerland and together with its subsidiaries included in consolidation is considered the “Roche Group”. RHI is the holding company for Roche Group’s US operations and performs financing activities for RHI and its subsidiaries (collectively referred herein as the “RHI Group). The Company is involved in the manufacture of active pharmaceutical ingredients for sale to other Roche Group companies.
The largest group in which the results of the Company are consolidated is that headed by Roche Holding Ltd. The smallest group in which they are consolidated is that headed by RHI. The consolidated financial statements of these parent companies are available to the public and may be obtained from Roche Holding Ltd., Grenzacherstrasse 124, 4058 Basel, Switzerland.
(2)	General Accounting Principles
(a)	Basis of Preparation
These financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB).
The financial statements are prepared on the historical cost basis. The amounts disclosed in the financial statements are expressed in thousands of U.S. dollars (USD), the Company’s functional and presentational currency. They were approved for issue by the Management on April 7, 2017.
The accounting policies set out below have, unless otherwise stated, been applied consistently to all periods presented in these financial statements.
Certain reclassifications have been made to the prior years’ financial statements to conform to the current year’s presentation. There was no impact on net income (loss) as a result of these reclassifications.
(b)	Going Concern
The financial statements have been prepared on a going concern basis.
On November 25, 2016, the Roche Group signed a definitive agreement with Patheon N.V. (Patheon) to sell 100% of its shares in Roche Carolina, Inc. for approximately USD 10 million, which mainly represents property, plant and equipment, including spare parts, and certain specified inventory whereas the deal is on a cash free, debt free, net working capital free basis.
Pursuant to the purchase agreement, Patheon will purchase certain specified inventory, including raw materials, packaging materials and operating supplies (“MRO”). In these financial statements the MRO supplies have been reclassified to property, plant and equipment. During January 2017 the Roche Group purchased 100% of the processed inventory held at Roche Carolina for USD 67,614 thousand. Additionally, in January 2017, pursuant to the purchase agreement, the Income tax receivable of USD 19,311 thousand due from RHI as part of the U.S. consolidated group’s tax sharing agreement was settled through a deemed equity distribution in anticipation of the purchase.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

The sale of the Company closed on February 1, 2017.
(c)	Key Accounting Judgements, Estimates and Assumptions
The preparation of the financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities and contingent amounts. Actual outcomes could differ from those management estimates. The estimates and underlying assumptions are reviewed on an ongoing basis and are based on historical experience and various other factors. Revisions to estimates are recognized in the period in which the estimate is revised. The following are considered to be the key accounting judgments, estimates and assumptions made and are believed to be appropriate based upon currently available information.
(i)	Impairment of Property, Plant and Equipment
Property, plant and equipment are assessed for impairment when there is a triggering event that provides evidence that an asset may be impaired. To assess whether any impairment exists estimates of expected future cash flows are used. Actual outcomes could vary significantly from such estimates. Factors such as changes in discount rates, the planned use of buildings, machinery or equipment or closure of facilities, the presence of competition, technical obsolescence and lower than anticipated product sales could lead to shorter useful lives or impairment. When an impairment loss arises, the useful life of the asset is reviewed and, if necessary, the future depreciation charge is accelerated.
(ii)	Inventory Obsolescence
Inventory is measured at lower of cost or net realizable value as discussed in note 2 d). The Company regularly reviews inventory quantities in process and on hand, and when appropriate, records a provision for obsolete or excess inventories. The provision is based on actual loss experience from expiry and quality control results. Once inventories are deemed not sellable by the quality group or a decision to destroy the inventory has been made, such write‑down is taken against the provision.
(d)	Significant Accounting Policies
(i)	Revenue
Sales represent amounts received and receivable for goods supplied to customers and exclude sales taxes and other taxes directly linked to sales. Revenues from the sale of active pharmaceutical ingredients, intermediates and raw materials are recognized upon transfer to the customer of the significant risks and rewards of ownership.
(ii)	Cost of Sales
Cost of sales includes the corresponding direct production costs and related production overheads of goods sold. Start‑up costs between validation and the achievement of normal production capacity are expensed as incurred.
(iii)	Employee Benefits
Short‑term employee benefits include wages, salaries, social security contributions, paid annual leave and sick leave, profit sharing and bonuses, and nonmonetary benefits for current employees.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

The costs are recognized within the operating results when the employee has rendered the associated service. The Company recognizes a liability for profit sharing and bonuses where contractually obliged or where there is a past practice that has created a constructive obligation.
Long‑term employee benefits include long‑service or sabbatical leave, long‑service benefits and long‑term disability benefits. The expected costs of these benefits are accrued over the period of employment. Any changes in the carrying value of other long‑term employee benefit liabilities are recognized within the operating results.
Termination benefits are payable when employment is terminated by the Company before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. Termination costs are recognized at the earlier of when the Company can no longer withdraw the offer of the benefits or when the Company recognizes any related restructuring costs.
(iv)	Pensions and Other Post‑Employment Benefits
The Company participates in a number of defined benefit plans that are sponsored by RHI. There is no contractual agreement or stated policy for charging the net defined benefit cost to the Company and therefore the defined benefit cost recognized is equal to the contribution payable for the period. A payment to the pension fund in 2016 and 2015 was made by the Company, and therefore, is recorded as capital distribution to the parent in the statement of changes in equity.
(v)	Equity Compensation Plans
The fair value of all equity compensation awards granted to employees is estimated at the grant date and recorded as an expense over the vesting period. The expense is charged to the appropriate statement of comprehensive income (loss) line item within the operating results. For equity‑settled plans, an increase in equity is recorded for this expense.
Roche Holding Ltd, as the ultimate parent company who has the obligation to settle the award, has an intragroup payment arrangement with the Company. Under this arrangement, Roche Holding Ltd recharges the Company the intrinsic value of the awards at their exercise date. Such recharge is recorded through equity as a distribution to parent. As the arrangement is known at the grant date, an estimated recharge liability for unexercised awards is recorded at each reporting date.
(vi)	Property, Plant and Equipment
Property, plant and equipment are initially recorded at cost of purchase or construction, and include all costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These include items such as costs of site preparation, installation and assembly costs and professional fees. The net costs of testing whether the asset is functioning properly, including validation costs, are also included in the initially recorded cost of construction. Spare parts and supplies are stated at average cost, less provision for obsolescence, where appropriate, based on age and usage.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

Property, plant and equipment are depreciated on a straight‑line basis, except for land, which is not depreciated. The estimated useful lives of major classes of depreciable assets are as follows:

Land improvements	40 years
Buildings	10-50 years
Plant and equipment	4-15 years
Office equipment	3-6 years
Motor vehicles	5-8 years

Where parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate components. The estimated useful lives of the assets are regularly reviewed and, if necessary, the future depreciation charges are accelerated. Repairs and maintenance costs are expensed as incurred.
(vii)	Impairment of Property, Plant and Equipment
An impairment assessment is carried out when there is evidence that an asset may be impaired. When the recoverable amount of an asset, being the higher of its fair value less costs of disposal and its value in use, is less than its carrying value, the carrying value is reduced to its recoverable amount. This reduction is reported in the statement of comprehensive income (loss) as an impairment loss. Value in use is calculated using estimated cash flows, generally over a five‑year period, with extrapolating projections for subsequent years. These are discounted using an appropriate long‑term discount rate. When an impairment loss arises, the useful life of the asset is reviewed and, if necessary, the future depreciation/amortization charge is accelerated.
(viii)	Inventories
Raw materials and intermediates are stated at the lower of cost and net realizable value. The cost includes raw materials, direct labor and other directly attributable costs and overheads based upon the normal capacity of production facilities. Cost is determined using the weighted average method. Net realizable value is the estimated selling price less cost to completion and selling expenses. A new assessment of net realizable value is made each period and when circumstances that previously caused inventories to be written down below cost no longer exist or when there is an increase in net realizable value because a change in circumstances, the amount of any previous write‑down would be reversed.
(ix)	Accounts Receivable
Accounts receivable are carried at the original invoice amount. In order to help manage liquidity needs, the Company has an access to liquidity through a cash pooling arrangement with RHI Group companies. The Company’s positive cash pooling balances may not be representative of actual cash or cash equivalents, but the Company receives interest on these balances and pays interest on the amounts owed, therefore, cash pooling balances are classified as accounts receivable due from related parties in the statement of financial position.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

At December 31, 2016, the Company had no accounts receivable balance due from third parties (2015: USD 5,327 thousand) and accounts receivable due from related parties of USD 60,759 thousand (2015: USD 59,046 thousand).
(x)	Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and time, call and current balances with banks and similar institutions. Such balances are only reported as cash equivalents if they are readily convertible to known amounts of cash, are subject to insignificant risk of changes in their fair value, and have a maturity of three months or less from the date of acquisition.
(xi)	Taxation
Income taxes were determined as if the Company were a separately taxable entity. This assumption implies that the current and deferred income taxes of the Company are calculated separately and the recoverability of the deferred tax assets is assessed accordingly.
Income taxes include all taxes based upon the taxable profits of the Company. Other taxes not based on income, such as property and capital taxes, are included within general and administration expenses.
Deferred tax assets and liabilities are recognized on temporary differences between the tax bases of assets and liabilities and their carrying values. Deferred tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the unused tax losses can be utilized.
Current and deferred tax assets and liabilities are offset when the income taxes are levied by the same taxation authority and when there is a legally enforceable right to offset them. Deferred taxes are determined based on the currently enacted tax rates applicable in each tax jurisdiction where the Company operates.
(e)	New Accounting Standards
(i)	IFRS 15 – Revenue from Contracts with Customers
In May 2014, the IASB issued IFRS 15, Revenue from Contracts with Customers (IFRS 15). The objective of this standard is to provide a five‑step approach to revenue recognition that includes identifying contracts with customers, identifying performance obligations, determining transaction prices, allocating transaction prices to performance obligations and recognizing revenue when performance obligations are satisfied. The standard also expands current disclosure requirements. IFRS 15 is effective for annual periods beginning on or after January 2018, and earlier application is permitted. The potential impact on the Company is currently being assessed.
(ii)	IFRS 16 – Leases
The IASB has published in January 2016 IFRS 16, Leases (IFRS 16), which will supersede IAS 17, Leases, and related interpretations. IFRS 16 brings most leases on statement of financial position for lessees under a single model, eliminating the distinction between operating and finance leases. Lessor accounting however remains largely unchanged and the distinction between operating and finance leases is retained. IFRS 16 is effective for periods beginning on or after January 1, 2019,

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

with earlier adoption permitted if IFRS 15 has also been applied. IFRS 15 is effective for annual periods beginning on or after January 2018, and earlier application is permitted. The potential impact on the Company is currently being assessed.
(3)	Restructuring Plans
During the first half of 2016, in an effort to minimize job reductions, the Roche Group actively looked into divestment opportunities for the Company. In May of 2016, negotiations with a potential buyer fell through, indicating to employees that the Company would operate under the intentions to close the plant by 2019.
In connection with the plan to close the manufacturing facility, the Company recorded restructuring expenses for employee related severance cost.
Pursuant to the purchase agreement; Roche would place in escrow an amount to provide severance for all employees transferred to Patheon. Also per the agreement, employees not severed within 24 months would instead receive a transition payment equal to or slightly less than the severance amount. The restructuring provision at year‑end included a severance payment for all current employees including those given a 60 day termination notice in November 2016. The provision totaled USD 23,777 thousand on December 31, 2016.
The following table summarizes the activity of the restructuring provision for the twelve months ended December 31, 2016 (U.S. dollars in thousands):

Balance at January 1, 2016	$—
Restructuring expense	(25,188)
Cash payments	1,411
Balance at December 31, 2016	$(23,777)

	December 31
	2016	2015
	(U.S. dollars in thousands)
Provisions – current	$(23,777)	—
Provisions – noncurrent	—	—
Total restructuring provision	$(23,777)	—

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

(4)	Nature of Expense
The Company presents its statement of comprehensive income (loss) using the ‘‘expense by function’’ method of IAS 1, Presentation of Financial Statements. Following is supplemental information related to certain ‘‘nature of expense’’ items for the years ended December 31, 2016 and 2015.
	2016	2015	2014
	(U.S. dollars in thousands)
Included in cost of sales:
Cost of inventories recognized as expenses	$62,942	124,094	158,754
Employee remuneration	59,007	39,913	38,212
Impairment of property, plant,and equipment	10,330	257,947	—
Inventory write-off (reversals)	5,263	1,473	4,689
Depreciation of property, plant and equipment	—	17,501	17,783
Other	623	1,105	17,218
Total cost of sales	$138,165	442,033	236,656

	2016	2015	2014
	(U.S. dollars in thousands)
Included in general and administrative costs:
Internal charges	$2,681	2,881	2,605
Employee remuneration	2,145	1,546	3,043
IT and other services	1,124	1,124	1,192
Depreciation of property, plant and equipment	—	172	122
Other	2,164	354	850
Total general and administrative expense	$8,114	6,077	7,812

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

(5)	Net Finance Income (Cost)
	2016	2015	2014
	(U.S. dollars in thousands)
Financial costs:
Interest expense on group cash pool borrowings	$(147)	(3)	(36)
Foreign exchange losses	(276)	(251)	(1,760)
Total financial costs	$(423)	(254)	(1,796)
Financial income:
Interest income on loan receivable	$222	244	355
Foreign exchange gains	57	383	1,071
Interest income on group cash pool borrowings	3	17	6
Total financial income	$282	644	1,432

(6)	Taxation
The Company is part of a consolidated U.S. tax group for income tax reporting purposes. The Company has entered into a tax sharing agreement with RHI whereby the current tax receivable (payable) for each fiscal year is settled with the consolidated U.S. tax group as the return is filed. These financial statements were prepared as if the income taxes were determined based on the assumption that it was a separate taxable entity.
Recognized in the statement of comprehensive income (loss)
	2016	2015	2014
	(U.S. dollars in thousands)
Current tax (expense) benefit	$19,311	3,291	(3,992)
Deferred tax (expense) benefit	—	8,084	1,455
Tax benefit (expense) in statement of comprehensive income (loss)	$19,311	11,375	(2,537)

Tax recognized directly in equity
	2016	2015	2014
	(U.S. dollars in thousands)
Deferred taxes related to share-based payments	$—	(2,541)	(502)

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

Reconciliation of effective tax rate
	2016	2015	2014
	(U.S. dollars in thousands)
(Loss) profit before tax	$(56,308)	(248,590)	11,586
Tax using the U.S. tax rate of 35%	$19,708	87,007	(4,055)
Nondeductible expenses	(12)	(16)	(24)
Equity compensation	234	858	1,540
State tax expense	—	55	2
Unrecognized tax losses	(619)	(76,532)	—
Other	—	3	—
Total tax benefit (expense)	$19,311	11,375	(2,537)

Current income taxes
	2016	2015	2014
	(U.S. dollars in thousands)

Net current income tax receivable (payable) at January 1	$3,291	(3,992)	11,799
Current tax expense	19,311	3,291	(3,992)
Tax paid (received)	(9,587)	3,992	(11,799)
Equity contribution	6,296	—	—
Net current income tax receivable (payable) at December 31	$19,311	3,291	(3,992)

Deferred Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Provision is made at rates expected to apply when the timing differences reverse.
Timing differences are differences between the Company’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in taxable profits in periods different from those in which they are recognized in the financial statements.
A net deferred tax asset is regarded as recoverable and, therefore, recognized only when, on the basis of all available evidence, it is regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted. As of December 31, 2016 and 2015 the Company has not recognized any deferred tax assets for any tax losses carried forward as it is not probable they will be able to realize the related benefit.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

	Recognized deferred tax assets and liabilities
	Property,	Equity		Other
	plant, and	compensation		temporary
	equipment	plans	Restructuring	differences	Total
Balance at January 1, 2014	$(12,320)	3,585	—	2,238	(6,497)
(Charged) credited to the statement of comprehensive income (loss)	5	168	—	1,282	1,455
(Charged) credited to equity	—	(502)	—	—	(502)
Other movements	(2)	1	—	2	1
Balance at December 31, 2014	$(12,317)	3,252	—	3,522	(5,543)
Balance at January 1, 2015	$(12,317)	3,252	—	3,522	(5,543)
(Charged) credited to the statement of comprehensive income (loss)	12,312	(710)	—	(3,518)	8,084
(Charged) credited to equity	—	(2,541)	—	—	(2,541)
Other movements	5	(1)	—	(4)	—
Balance at December 31, 2015	$—	—	—	—	—
Balance at January 1, 2016	$—	—	—	—	—
(Charged) credited to the statement of comprehensive income (loss)	—	—	—	—	—
(Charged) credited to equity	—	—	—	—	—
Other movements	—	—	—	—	—
Balance at December 31, 2016	$—	—	—	—	—

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

(7)	Property, Plant and Equipment
		Buildings
		and land	Plant and	Construction
	Land	improvements	equipment	in progress	Total
	(U.S. dollars in thousands)
Cost:
Balance at January 1, 2015	$3,935	247,006	542,098	31,631	824,670
Additions	—	—	4,172	35,874	40,046
Disposals	—	—	(6,108)	—	(6,108)
Transfers	—	973	49,505	(50,478)	—
Balance at December 31, 2015	3,935	247,979	589,667	17,027	858,608
Balance at January 1, 2016	3,935	247,979	589,667	17,027	858,608
Additions	—	—	1,606	8,724	10,330
Disposals	—	—	—	—	—
Transfers	—	6,923	7,782	(14,705)	—
Balance at December 31, 2016	$3,935	254,902	599,055	11,046	868,938
Depreciation and impairment:
Balance at January 1, 2015	$—	(138,191)	(446,802)	—	(584,993)
Depreciation charge	—	(4,300)	(13,373)	—	(17,673)
Impairment charge	—	(105,488)	(135,432)	(17,027)	(257,947)
Disposals	—	—	5,940	—	5,940
Balance at December 31, 2015	—	(247,979)	(589,667)	(17,027)	(854,673)
Balance at January 1, 2016	—	(247,979)	(589,667)	(17,027)	(854,673)
Impairment charge	—	(422)	(5,676)	(4,232)	(10,330)
Transfers	—	(6,501)	(3,712)	10,213	—
Balance at December 31, 2016	$—	(254,902)	(599,055)	(11,046)	(865,003)
Net book value:
At December 31, 2015	$3,935	—	—	—	3,935
At December 31, 2016	3,935	—	—	—	3,935

Impairment
On November 12, 2015, the Roche Group announced a strategic realignment of its manufacturing network including exiting from the manufacturing site at Florence. Following this announcement, the Company determined that the value of its property, plant, and equipment was no longer recoverable. The cash‑generating unit was determined as the entire Florence manufacturing facility encompassing all property, plant and equipment. The recoverable amount was determined to be only the property value of USD 3,935 thousand.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

The recoverable amount used in the impairment testing is the higher of value in use and fair value less costs of disposal. The Company uses the value in use as the recoverable amount. For assessing value in use, the cash flow projections are based on the most recent business plans approved by management. The business plans include management’s latest estimates on sales volume and pricing, as well as production and other operating costs. The business plans are projected over ten years. The discount rate used is based on an after‑tax rate of 7.0%, which is derived from a capital asset pricing model using data from capital markets, including government twenty‑year bonds. An average tax rate of 36.0% is used in the calculations.
During the year ended December 31, 2016, there were no events or transactions that indicated the value of the property, plant, and equipment would be recoverable and therefore, the Company impaired all subsequent purchases. As a result, an impairment charge of USD 10,330 thousand was recorded in cost of sales in 2016 (2015: USD 257,947 thousand).
Capital Commitments
Noncancelable capital commitments for the purchase or construction of property, plant and equipment as of December 31, 2016 were USD 268 thousand (2015: none). There were no additional capital commitments as of December 31, 2016 and 2015.
(8)	Inventories

	December 31
	2016	2015
	(U.S. dollars in thousands)
Raw materials	$3,742	13,048
Intermediates	52,920	71,572
Consignment inventory	—	10,548
Total inventories	$56,662	95,168

Inventories recognized as an expense during the year ended December 31, 2016 amounted to USD 62,942 thousand (2015: USD 124,094 thousand; 2014: USD 158,754 thousand). These were included in cost of sales. Inventories write‑downs during the year resulted in a net expense of USD 5,263 thousand in 2016 (2015: USD 1,473 thousand; 2014: USD 4,689 thousand).
Corden Pharma
In August 2011, the Roche Group sold its site in Boulder, Colorado, U.S. to Corden Pharma, an unrelated party. As a result of the transaction, the Company assumed ownership of a portion of the inventory previously owned by a former affiliate of Roche which is recorded as consignment inventory. All the remaining consignment inventory was sold to Genentech, Inc., a related party, at carrying value in December 2016.
The Company also had a loan receivable due from Corden Pharma. The balance of the loan receivable was received as of December 31, 2016 (2015: USD 2,812 thousand).

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

(9)	Accounts Payable
	December 31
	2016	2015
	(U.S. dollars in thousands)
Trade payables	$(2,440)	(1,349)
Other payables	(393)	(1,832)
Account payables – related parties	—	(6,143)
Total accounts payable	$(2,833)	(9,324)

(10)	Other Current Liabilities
	December 31
	2016	2015
	(U.S. dollars in thousands)
Bonus liabilities	$(2,397)	(3,662)
Equity compensation plan recharge liabilities – related parties	(1,583)	(5,365)
Vacation liabilities	(1,228)	(922)
Payroll liabilities	(429)	(777)
Other liabilities	(2,179)	(5,902)
Total other current liabilities	$(7,816)	(16,628)

(11)	Employee Benefits
	2016	2015	2014
	(U.S. dollars in thousands)
Termination costs	$25,188	242	334
Wages and salaries	22,508	29,234	29,703
Defined-benefit plans	1,896	2,349	2,114
Social security costs	1,789	2,263	2,416
Equity compensation plans	1,413	1,663	1,690
Defined-contribution plans	1,305	1,424	1,166
Other employee benefits	7,053	4,284	3,832
Total employees’ remuneration	$61,152	41,459	41,255

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

Other employee benefits consist mainly of life insurance schemes and certain other insurance schemes providing medical coverage and other long‑term and short‑term disability benefits. See note 12 for details related to pension and other postemployment benefits.
	2016	2015	2014
	(U.S. dollars in thousands)
Cost of sales	$59,007	39,913	38,212
General and administrative	2,145	1,546	3,043
Total employees' remuneration	$61,152	41,459	41,255

(12)	Pensions and Other Post‑Employment Benefits
(a)	Defined contribution plans
Defined contribution plans are funded through payments by employees and by the RHI Group into funds administered by third parties. The Company’s expenses for these plans in 2016 were USD 1,305 thousand (2015: USD 1,424 thousand; 2014: USD 1,166 thousand). No assets or liabilities are recognized in the Company’s statement of financial position in respect of such plans, apart from regular prepayments and accruals of the contributions withheld from employees’ wages and salaries. The Company’s employees participate in the U.S. Roche 401(k) Savings Plan, which are governed by a senior governing body, the U.S. Roche D.C. Fiduciary Committee.
(b)	Defined benefit plans
The Company participates in a number of defined benefit plans that are sponsored by RHI. These defined benefit plans are deemed as “group plans” as they share risks between various other Roche entities under common control. There is no contractual agreement or stated policy for charging the net defined benefit cost to the Company and therefore the defined benefit cost recognized is equal to the contribution required to be made to the plan by the parent on behalf of the Company. The expenses for these plans in 2016 were USD 1,896 thousand (2015: USD 2,349 thousand; 2014: USD 2,114 thousand) and were deemed capital contributions. The Company made actual cash contribution to the plan of USD 13,300 thousand in 2016 (2015: USD 2,000 thousand; 2014: none).
The following provides disclosure of the RHI Group defined benefit plans in which employees of the Company participate.
(c)	RHI Group defined benefit plans disclosure
RHI’s Plans are mostly established as trusts independent of the RHI Group and are funded by payments from RHI Group companies and by employees. In some cases, the plan is unfunded and the RHI Group pays pensions to retired employees directly from its own financial resources. The plans are governed by a senior governing body, the Roche U.S. Governance Committee. Funding of these plans is determined by local regulations using independent actuarial valuations. Separate independent actuarial valuations, together with a semiannual update, are prepared in accordance with the requirements of IAS 19 for use in the RHI Group’s financial statements.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

The RHI Group’s major pension plans have been closed to new members since 2007. New employees now join the defined contribution plan. The largest of the remaining defined benefit plans is a funded pension plan. The benefits are based on the highest average annual rate of earnings during a specified period and length of employment. The plans are noncontributory for employees, with the RHI Group making periodic payments to the plans. Where there is an under‑funding, this would normally be remedied by additional company contributions. In 2016 payments made by the Group were USD 233 million (2015: USD 130 million; 2014: USD 130 million). With the increased contribution the RHI Group benefitted from a lower insurance fee to Pension Benefit Guarantee Corporation, a US government agency overseeing occupational pension schemes in the US.
Other post‑employment benefit (OPEB) plans. These consist mostly of postretirement healthcare and life insurance schemes. These plans are mainly unfunded or are contributory for employees, with the RHI Group also making contributions directly from its own financial resources. The RHI Group’s major defined benefit OPEB plans have been closed to new members since 2011. Part of the costs of these plans is reimbursable under the Medicare Prescription Drug Improvement and Modernization Act of 2003. There is no statutory funding requirement for these plans. The RHI Group is funding these plans to the extent that it is tax efficient. In 2016 there were no payments made by the Group to these plans (2015: none and 2014: none). At December 31, 2016, the IFRS funding status was 44% (2015: 45% and 2014: 50%), including reimbursement rights, for the funded OPEB plans.
	2016
		Other post-
	Pension	employment	Total
	plans	benefit plans	expense
	(U.S. dollars in millions)
Current service cost	$83	13	96
Settlement (gain) loss	(14)	—	(14)
Total operating expense	69	13	82
Net interest cost of defined-benefit plans	42	32	74

Total expense recognized in income statement of RHI Group	$111	45	156

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

	2015
		Other post-
	Pension	employment	Total
	plans	benefit plans	expense
	(U.S. dollars in millions)
Current service cost	$83	16	99
Past service (income) cost	(4)	—	(4)
Total operating expense	79	16	95
Net interest cost of defined-benefit plans	40	29	69
Total expense recognized in income statement of RHI Group	$119	45	164

	2014
		Other post-
	Pension	employment	Total
	plans	benefit plans	expense
	(U.S. dollars in millions)
Current service cost	$71	11	82
Past service (income) cost	—	—	—
Total operating expense	71	11	82
Net interest cost of defined-benefit plans	30	26	56
Total expense recognized in income statement of RHI Group	$101	37	138

(i)	Funding Status
The funding of the RHI Group’s various defined benefit plans is the responsibility of the sponsoring employer, and is managed based on local statutory valuations, which follow the statutory requirements in the United States. Qualified independent actuaries carry out statutory actuarial valuations on a regular basis. The actuarial assumptions determining the funding status on the statutory basis are regularly assessed by the local senior governing body. The funding status is closely monitored at a corporate level.
The IFRS funded status of the funded defined benefit plans improved to 75% in 2016 (2015: 71% 2014: 71%).

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

Reimbursement rights are linked to the post‑employment medical plans in the United States and represent the expected reimbursement of the prescription expenditure provided under the Medicare Prescription Drug Improvement and Modernization Act of 2003.
Defined-benefit plans: funding status
	2016			2015
		Other post-			Other post-
	Pension	employment		Pension	employment
	plans	benefit plans	Total	plans	benefit Plans	Total
	(U.S. dollars in millions)
Funded plans
Fair value of plan assets	$3,218	309	3,527	2,988	313	3,301
Defined-benefit obligations	(3,691)	(1,040)	(4,731)	(3,687)	(978)	(4,665)
Over (under) funding	(473)	(731)	(1,204)	(699)	(665)	(1,364)
Unfunded plans
Defined benefit obligation	(497)	(259)	(756)	(422)	(230)	(652)
Total funding status	(970)	(990)	(1,960)	(1,121)	(895)	(2,016)
Reimbursement rights	—	151	151	—	126	126

Net recognized asset (liability)	$(970)	(839)	(1,809)	(1,121)	(769)	(1,890)
Reported in balance sheet of
RHI Group:
Defined benefit plan assets	$—	151	151	—	126	126
Defined benefit plan liabilities	(970)	(990)	(1,960)	(1,121)	(895)	(2,016)

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

	2014
		Other Post-
		Employment
	Pension Plans	Benefit Plans	Total
Funded plans:
Fair value of plan assets	$3,081	346	3,427
Defined-benefit obligations	(3,787)	(1,025)	(4,812)
Over (under) funding	(706)	(679)	(1,385)
Unfunded plans:
Defined benefit obligation	(302)	(219)	(521)
Total funding status	(1,008)	(898)	(1,906)
Reimbursement rights	—	162	162
Net recognized asset (liability)	$(1,008)	(736)	(1,744)
Reported in balance sheet of RHI Group:
Defined benefit plan assets	$—	162	162
Defined benefit plan liabilities	(1,008)	(898)	(1,906)

(ii)	Plan Assets
The responsibility for the investment strategies of funded plans is with the senior governance body, the Roche U.S. Governance Committee. Asset‑liability studies are performed regularly for all major pension plans. These studies examine the obligations from postretirement defined benefit plans, and evaluate various investment strategies with respect to key financial measures such as expected returns, expected risks, expected contributions, and expected funded status of the plan in an interdependent way. The goal of an asset‑liability study is to select an appropriate asset allocation for the funds held within the plan. The investment strategy is developed to optimize expected returns, to manage risks and to contain fluctuations in the statutory funded status. Asset‑liability studies include strategies to match the cash flows of the assets with the plan obligations. The RHI Group currently does not use annuities or longevity swaps to manage longevity risk.
Plan assets are managed using external asset managers. The actual performance is continually monitored by the pension fund governance body as well as being closely monitored at a corporate level. In the financial statements of the RHI Group the difference between the interest income and actual return on plan assets is a remeasurement that is recorded directly to other comprehensive income. During 2016 the actual return on plan assets was a gain of USD 283 million (2015: loss of USD 40 million 2014: gain of USD 383 million).

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

The recognition of pension assets is limited to the present value of any economic benefits available from refunds from the plans or reductions in future contributions to the plans.
Defined-benefit plans: fair value of plan assets and reimbursement rights
	2016			2015
		Other post-			Other post-
		employment			employment
	Pension	benefit		Pension	benefit
	plans	plans	Total	plans	plans	Total
	(U.S. dollars in millions)
At January 1	$2,988	439	3,427	3,081	508	3,589
Interest income on plan assets	130	18	148	119	19	138
Remeasurements on plan assets	109	48	157	(164)	(46)	(210)
Employer contributions	233	(4)	229	130	(4)	126
Employee contributions	—	9	9	—	4	4
Benefits paid - funded plans	(174)	(50)	(224)	(178)	(42)	(220)
Benefits paid - settlements	(68)	—	(68)	—	—	—
At December 31	$3,218	460	3,678	2,988	439	3,427

	2014
		Other post-
		employment
	Pension plans	benefit plans	Total
At January 1	2,800	486	3,286
Interest income on plan assets	130	22	152
Remeasurements on plan assets	215	44	259
Employer contributions	130	(6)	124
Employee contributions	—	—	—
Benefits paid – funded plans	(182)	(38)	(220)
Benefits paid - settlements	(12)	—	(12)
At December 31	3,081	508	3,589

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

Defined-benefit plans: composition of plan assets
	2016	2015	2014
	(U.S. dollars in millions)
Equity securities	$1,256	1,181	1,222
Debt securities	1,264	1,106	1,137
Property	243	230	222
Cash and money market instruments	4	18	21
Other investments	760	766	825
At December 31	$3,527	3,301	3,427

Assets are invested in a variety of different asset classes in order to maintain a balance between risk and return as follows:
•	Equity and debt securities which have quoted market prices (Level 1 fair value hierarchy) and other observable inputs (Level 2 fair value hierarchy).
•	Property which is mainly in REITs and commercial property funds which have quoted market prices (Level 1 fair value hierarchy) and other observable inputs (Level 2 fair value hierarchy).
•	Cash and money market instruments which are mainly invested with financial institutions with a credit rating no lower than A.
•
Other investments which mainly consist of hedge funds, private equity, commodities and insurance contracts which have other observable inputs (Level 2 fair value hierarchy) and unobservable inputs (Level 3 fair value hierarchy).

(iii)	Defined Benefit Obligation
The defined benefit obligation is calculated using the projected unit credit method. This reflects service rendered by employees to the dates of valuation and incorporates actuarial assumptions primarily regarding discount rates used in determining the present value of benefits, projected rates of remuneration growth and mortality rates. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high‑quality corporate bonds. The corporate bonds have maturity terms approximating to the terms of the related pension obligation.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

The RHI Group’s final salary‑based defined benefit pension plans have been closed to new participants since 2007. Active employees that had been members of these pension plans at the time these were closed to new participants continue to accrue benefits in the final salary‑based defined benefit pension plans. New employees now join the RHI Group’s defined contribution plans. As a result, the proportion of the defined benefit obligation which relates to these closed plans is expected to decrease in the future.
Defined-benefit plans: fair value of plan assets and reimbursement rights
	2016			2015
		Other post-			Other post-
	Pension	employment		Pension	employment
	plans	benefit plans	Total	plans	benefit plans	Total
	(U.S. dollars in millions)
At January 1	$4,109	1,208	5,317	4,089	1,244	5,333
Current service cost	83	13	96	83	16	99
Interest cost	172	50	222	159	48	207
Remeasurements:
Demographic assumptions	—	—	—	22	(12)	10
Financial assumptions	100	99	199	(160)	(66)	(226)
Experience adjustments	5	(10)	(5)	49	33	82
Transfers	—	—	—	75	—	75
Employee contributions	—	9	9	—	4	4
Benefits paid – funded plans	(174)	(50)	(224)	(178)	(42)	(220)
Benefits paid – unfunded plans	(25)	(20)	(45)	(26)	(17)	(43)
Benefits paid – settlements	(68)	—	(68)	—	—	—

Defined-benefit plans: fair value of plan assets and reimbursement rights
	2016			2015
		Other post-			Other post-
	Pension	employment		Pension	employment
	plans	benefit plans	Total	plans	benefit plans	Total
	(U.S. dollars in millions)
Settlement (gain) loss	$(14)	—	(14)	—	—	—
Past service (income) cost	—	—	—	(4)	—	(4)
At December 31	$4,188	1,299	5,487	4,109	1,208	5,317
Composition of plan:
Active members	$1,427	337	1,764	1,271	315	1,586
Deferred vested members	672	15	687	761	48	809
Retired members	2,089	947	3,036	2,077	845	2,922
At December 31	$4,188	1,299	5,487	4,109	1,208	5,317
Duration in years	12.6	13.2	12.7	12.3	13.1	12.5

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

	2014
		Other post-
		employment
	Pension plans	benefit plans	Total
At January 1	$3,502	1,053	4,555
Current service cost	71	11	82
Interest cost	160	48	208
Remeasurements:			—
Demographic assumptions	243	120	363
Financial assumptions	281	71	352
Experience adjustments	42	(4)	38
Transfers	—	—	—
Employee contributions	—	—	—
Benefits paid – funded plans	(182)	(38)	(220)
Benefits paid – unfunded plans	(16)	(17)	(33)
Benefits paid – settlements	(12)	—	(12)
Past service (income) cost	—	—	—
At December 31	$4,089	1,244	5,333
Composition of plan:			—
Active members	$1,166	307	1,473
Deferred vested members	874	87	961
Retired members	2,049	850	2,899
At December 31	$4,089	1,244	5,333
Duration in years	13.2	13.4	13.2

(d)	Actuarial assumptions
The actuarial assumptions used in these financial statements are based on the requirements set out in IAS 19 Employee Benefits. They are unbiased and mutually compatible estimates of variables that determine the ultimate cost of providing post‑employment benefits. They are set on an annual basis by local management, based on advice from actuaries, and are subject to approval by Roche Group corporate management and the Roche Group’s actuaries. Actuarial assumptions consist of demographic assumptions on matters such as mortality and employee turnover, and financial assumptions on matters such as interest rates, salary and benefit levels, inflation rates and costs of medical benefits. The actuarial assumptions vary based upon local economic and social conditions. The actuarial assumptions used in the various statutory valuations may differ from these based on local legal and regulatory requirements.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

Demographic assumptions. The most significant demographic assumptions relate to mortality rates. The Roche Group’s actuaries use a mortality table which takes into account historic patterns and expected changes, such as further increases in longevity in the United States Rates of employee turnover, disability and early retirement are based on historical behavior within RHI Group companies. The average life expectancy assumed now for an individual at the age of 65 is as follows:
Defined benefit plans: average life expectancy at the age of 65 for major schemes
	Male			Female
Mortality table	2016	2015	2014	2016	2015	2014
	(In years)
RP-2014 projected with MP-2014	22.2	22.2	22.2	23.8	23.7	23.7

Financial assumptions. These are based on market expectations for the period over which the obligations are to be settled. The assumptions used in the actuarial valuations are shown below.
Defined benefit plans: financial actuarial assumptions
	2016		2015		2014
	Weighted		Weighted		Weighted
	average	Range	average	Range	average	Range
Discount rates	3.99%	3.60%–4.10%	4.30%	4.30%	3.91%	3.86% - 4.15%
Expected rates of salary increases	4.00	4.00	4.00	4.00	4.00	4.00
Expected rates of pension increases	1.13	1.13	1.13	1.13	1.25	1.25
Expected inflation rates	2.25	2.25	2.25	2.25	2.50	2.50
Immediate medical cost trend rate	6.80	6.80	7.00	7.00	7.20	7.20
Ultimate medical cost trend rate (in 2029)	4.50	4.50	4.50	4.50	4.50	4.50

Discount rates are determined with reference to interest rates on high‑quality corporate bonds. Expected rates of salary increases are based on expected inflation rates with an adjustment to reflect the RHI Group’s latest expectation of long‑term real salary increases. Expected rates of pension increases are generally linked to the expected inflation rate or the funding status of the plan. Expected inflation rates are derived by looking at the level of inflation implied by the financial markets in conjunction with the economists’ price inflation forecasts, historic price inflation as well as other economic variables and circumstances. Medical cost trend rates take into account the benefits set out in the plan terms and expected future changes in medical costs.
Sensitivity analysis. The measurement of the net defined benefit obligation is particularly sensitive to changes in the discount rate, inflation rate, expected mortality and medical cost trend rate assumptions.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

The following table summarizes the impact of a change in those assumptions on the present value of the defined benefit obligation.
Defined-benefit plans: Sensitivity of defined-benefit obligation to actuarial assumptions
	2016	2015	2014
	(U.S. dollars in millions)
1 year increase in life expectancy	$155	136	143
Discount rate:
0.25% increase	$(175)	(157)	(168)
0.25% decrease	185	166	177
Expected inflation rates:
0.25% increase	$56	49	51
0.25% decrease	(51)	(45)	(47)
Immediate medical cost trend rate:
1.00% increase	$167	146	132
1.00% decrease	(137)	(120)	(154)

Each sensitivity analysis considers the change in one assumption at a time leaving the other assumptions unchanged. This approach shows the isolated effect of changing one individual assumption but does not take into account that some assumptions are related. The method used to carry out the sensitivity analysis is the same as in the prior year.
(e)	Cash Flows
The RHI Group incurred cash flows from its defined benefit plans as shown in the table below.
Defined-benefit plans: cash flows
	2016	2015	2014
	(U.S. dollars in millions)
Employer contributions, net of reimbursements – funded plans	$(229)	(126)	(124)
Benefits paid – unfunded plans	(45)	(43)	(33)
Total cash inflow (outflow)	$(274)	(169)	(157)

Based on the most recent actuarial valuations, the RHI Group expects that employer contributions for funded plans in 2017 will be approximately USD 80 million. Benefits paid for unfunded plans are estimated to be approximately USD 48 million.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

(13)	Equity Compensation Plans
The Company participates in a share based payment plan which is required to be accounted for in accordance with IFRS 2, Share‑based Payments. The standard requires that the fair value of all share based payment awards granted to employees be estimated at grant date and recorded as an expense over the vesting period. The expense is charged against the appropriate profit and loss account caption.
Company employees are awarded share‑based payment awards by the ultimate parent company, Roche Holding Ltd. As these plans are being awarded by the ultimate parent company in respect of services rendered to the Company, the Company is required to account for these share based payments in its financial statements.
The Roche Group has a global long‑term incentive program, which consists of Stock‑settled Stock Appreciation Rights (“S‑SARs”) and Roche Restricted Stock Unit Plan (“RSUs”) to Company employees.
	2016	2015	2014
	(U.S. dollars in thousands)
Roche Stock-settled Stock Appreciation Rights	$714	912	1,057
Roche Restricted Stock Unit Plan	699	751	633
Total operating expenses – equity settled	$1,413	1,663	1,690

Roche Group Stock‑settled Stock Appreciation Rights
The Roche Group offers S‑SARs to certain directors, management and employees selected at the discretion of the Roche Group. The S‑SARs give employees the right to receive nonvoting equity securities (Genusscheine) reflecting the value of any appreciation in the market price of the nonvoting equity securities between the grant date and the exercise date. The options, which are nontradable equity‑settled awards, have a seven‑year duration and vest on a phased basis over three years, subject to continued employment.
Roche S-SARs - Movement in number of rights outstanding
	2016		2015		2014
		Weighted		Weighted		Weighted
	Number of	average	Number of	average	Number of	average
	rights	exercise	rights	exercise	rights	exercise
	(thousands)	price (CHF)	(thousands)	price (CHF)	(thousands)	price (CHF)
Outstanding at January 1	111	$227.69	124	$202.81	146	$174.01
Granted	38	251.26	37	256.91	38	263.25
Forfeited	(10)	256.74	(4)	254.62	(2)	228.08
Exercised	(9)	185.87	(28)	165.16	(49)	166.61
Expired	—	—	—	—	—	—
Transfer of expatriate employees	(20)	216.85	(18)	206.37	(9)	179.38
Outstanding at December 31 of which exercisable	110	238.74	111	227.69	124	202.81
	51	220.34	47	194.31	43	164.35

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

Roche Group S-SARs – Terms of rights outstanding at December 31, 2016
		Weighted	Rights		Rights
		average	outstanding		outstanding
		years	weighted		weighted
	Number	remaining	average	Number	average
	outstanding	contractual life	exercise	exercisable	exercise
	(thousands)	(years)	price (CHF)	(thousands)	price (CHF)
Year of grant:	—	0.83	$143.30	—	$143.30
2011	2	1.17	140.10	2	140.10
2012	10	2.25	157.50	10	157.50
2013	16	3.26	214.81	17	214.81
2014	20	4.26	263.24	13	263.24
2015	26	5.27	257.05	9	257.05
2016	36	6.26	251.24	—	—
Total	110			51

Roche Group S-SARs – Terms of rights outstanding at December 31, 2015
		Weighted	Rights		Rights
		average	outstanding		outstanding
		years	weighted		weighted
	Number	remaining	average	Number	average
	outstanding	contractual	exercise	exercisable	exercise
	(thousands)	life (years)	price (CHF)	(thousands)	price (CHF)
Year of grant:
2010	1	1.35	$166.47	1	$166.47
2011	5	2.17	140.10	5	140.10
2012	17	3.25	157.50	17	157.50
2013	26	4.26	214.63	16	214.63
2014	27	5.26	263.26	8	263.26
2015	35	6.27	256.86	—	—
Total	111	4.87	227.69	47	194.31

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

Roche Group S-SARs – Terms of rights outstanding at December 31, 2014
		Weighted	Rights		Rights
		average	outstanding		outstanding
		years	weighted		weighted
	Number	remaining	average	Number	average
	outstanding	contractual	exercise	exercisable	exercise
	(thousands)	life (years)	price (CHF)	(thousands)	price (CHF)
Year of grant:
2009	8	1.26	$148.56	8	$148.56
2010	5	2.42	163.37	5	163.37
2011	9	3.17	140.10	9	140.10
2012	31	4.25	157.50	12	157.50
2013	35	5.26	214.69	9	214.91
2014	36	6.26	263.26	—	—
Total	124	4.77	202.81	43	164.35

The weighted average share price of Roche nonvoting equity securities during the year was CHF 251.28 (2015: CHF 266.58; 2014: CHF 266.91).
Roche Group Restricted Stock Unit Plan.
The Roche Group issues bonus stock awards to certain directors, management and employees selected at the discretion of the Roche Group. The RSUs that are nontradable represent the right to receive nonvoting equity securities which vest after a three‑year period. The fair value is calculated on the basis of the market value of Roche nonvoting equity securities at the date of issue.
Roche Group RSUs – movement in number of awards outstanding in thousands:
	2016	2015	2014
Outstanding at January 1	$9	8	4
Granted	4	3	4
Forfeited	(1)	—	—
Transferred to participants	(3)	(1)	—
Transfer of expatriate employees	(2)	(1)	—
Outstanding at December 31	$7	9	8

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

Fair Value Measurement
The inputs used in the measurement of the fair values at grant date of the equity compensation plans were as follows:
	Roche Group	Roche Group
	S SARs	RSUs
Vesting period	Progressively	Cliff vesting
	over 3 years	after 3 years
Contractual life	7 years	n/a
Number granted in 2014 (thousand)	38	4
Number granted in 2015 (thousand)	37	3
Number granted in 2016 (thousand)	38	4
Weighted average fair value in 2014 (CHF)	26.00	263
Weighted average fair value in 2015 (CHF)	26.61	257
Weighted average fair value in 2016 (CHF)	19.75	251
Model used	Binomial	Market price a)
Share price at grant date in 2014 (CHF)	263	263
Share price at grant date in 2015 (CHF)	257	257
Share price at grant date in 2016 (CHF)	251	251
Exercise price in 2014 (CHF)	263	—
Exercise price in 2015 (CHF)	257	—
Exercise price in 2016 (CHF)	251	—
Expected volatility in 2014 b)	24.90%	n/a
Expected volatility in 2015 b)	24.70	n/a
Expected volatility in 2016 b)	19.20	n/a
Expected dividend yield in 2014	6.70	n/a
Expected dividend yield in 2015	6.70	n/a
Expected dividend yield in 2016	4.90	n/a
Early exercise factor in 2014 c)	1.35	n/a
Early exercise factor in 2015 c)	1.32	n/a
Early exercise factor in 2016 c)	1.33	n/a
Expected exit rate in 2014 d)	8.30	n/a
Expected exit rate in 2015 d)	7.50	n/a
Expected exit rate in 2016 d)	7.77	n/a

a)	The fair value of the Roche RSUs is equivalent to the share price on the date of grant.
b)
Volatility was determined primarily by reference to historically observed prices of the underlying equity over a seven year period (360 weeks). Risk‑free interest rates are derived from zero coupon swap rates at the grant date taken from Datastream.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

c)
The early exercise factor describes the ratio between the expected market price at the exercise date and the exercise price at which early exercises can be expected, based on historically observed behavior.

d)	The exit rate is the turnover rate in the Roche Group.
Recharge from Parent Company
Roche Holding Ltd, as the ultimate parent company who has the obligation to settle the award, has an intra‑group payment arrangement with the Company. Under this arrangement, Roche Holding Ltd recharges the Company the intrinsic value of the awards at their exercise date. Such recharge is recorded through equity. The recharge amount as of December 31, 2016 was USD 1,716 thousand (December 31, 2015: 354 thousand 2014: USD 6,288 thousand).
As the arrangement is known at the grant date, an estimated recharge liability for unexercised awards is recorded at each statement of financial position date.
	December 31,
	2016	2015
	(U.S. dollars in thousands)
Equity compensation plan recharge liabilities – related party:
Other current liabilities	$(1,583)	(5,365)
Other noncurrent liabilities	(462)	(813)
	$(2,045)	(6,178)

(14)	Share Capital
At December 31, 2016, the authorized and issued and fully paid share capital of the Company consisted of 1,000 shares and 100 shares, respectively with a par value of USD 1 each. This has not changed during 2016 or 2015. All of the shares are indirectly owned by Roche Holding Ltd, a public company registered in Switzerland.
(15)	Risk Management
Risk management is a fundamental element of the Company’s business practice and encompasses different types of risks. At a Roche Group, level risk management is an integral part of the business planning and controlling processes. At a Roche Group, level material risks are monitored and regularly discussed with the Corporate Executive Committee and the Audit Committee of the Board of Directors of Roche Holding Ltd.
Due to the nature of the Company’s operations as a manufacturing site that sells to other Roche Group parties and is financed and supported by the Roche Group there is limited exposure to risks.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

(a)	Credit Risk
The Company is exposed to limited financial risks arising from its underlying operations mainly related to the creditworthiness and the solvency of the Company’s counterparties. Credit risk arises from the possibility that counterparties to transactions may default on their obligations, causing financial losses for the Company.
At December 31, 2016 the Company has accounts receivable of USD 60.8 million (2015: USD 64.4 million) mainly with Roche Group companies. There is minimal risk of credit default on these receivables.
(b)	Liquidity Risk
Liquidity risk arises through a surplus of financial obligations over available financial assets due at any point in time. The Company has ready access to liquidity through cash pooling with Roche Group companies. This ensures the Company maintains sufficient readily available reserves in order to meet its liquidity requirements at any point in time. The majority of the Company’s financial liabilities are due to mature in less than one year.
(c)	Market Risk
The Company is not significantly impacted by market risk arising from changing market prices, foreign exchange rates or interest rates. The majority of the Company’s sales are made to other Roche Group parties denominated in the Company’s functional currency.
(d)	Financial Instruments Accounting Classification and Fair Values
The financial assets of the Company consist of accounts receivable and cash and cash equivalents and are classified as ‘Loans and receivables’.
The financial liabilities of the Company consist of accounts payable and are classified as “other financial liabilities’.
The financial instruments carrying value are a reasonable approximation of the fair value at December 31, 2016, 2015, and 2014.
(16)	Contingencies
      There are no contingencies that the Company is aware of at December 31, 2016.

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015

(17)	Related Parties
The Company is a wholly owned subsidiary of Roche Holding Ltd, a public company registered in Switzerland and the parent company of the Roche Group. As a member of the Roche Group, all of the Company’s related party transactions are with Roche Group companies. The transactions include purchases of inventory and services, sales of inventory and services and the allocation of certain costs that are attributable to the Company.
Related Party Transactions
	2016	2015	2014
	(U.S. dollars in thousands)
Sale of goods	$89,952	192,510	240,172
Purchase of goods	(8,291)	(18,687)	(34,689)
Services rendered	1,424	2,377	2,060
Services received	(2,913)	(4,441)	(3,589)
Interest received	3	17	6
Interest expense	(147)	(3)	(36)
Recharge for employee compensation plans	(1,716)	(354)	(6,288)
Contribution on behalf of Company to pension plan made by parent	1,896	2,349	2,114
Distribution to parent for pension contribution	(13,300)	(2,000)	—
Tax settlement	9,587	(3,992)	11,799
Contribution from parent from excess tax settlement	6,296	—	194
Distribution to parent from excess tax settlement	—	(3,850)	—

In order to help manage liquidity needs, the Company has an access to liquidity through a cash pooling arrangement with RHI Group companies. The Company does not have legal title to their cash pooling balance and receives interest on cash balances and pays interest on the amounts owed, therefore this is classified as accounts receivable due from related parties in the statement of financial position. In 2016 the Company borrowed USD 39,623 thousand to the cash pooling account (2015: contributed USD 47,008 thousand 2014: borrowed USD 7,103 thousand).
Related Party Balances
	December 31,
	2016	2015
	(U.S. dollars in thousands)
Accounts receivable	$60,759	59,046
Accounts payable	—	(6,143)
Current income tax receivable (payable)	19,311	3,921
Deferred tax liability	—	—
Equity compensation plan recharge liability	(2,045)	(6,178)
Net receivable – related parties	$78,025	50,646

ROCHE CAROLINA, INC.
Notes to Financial Statements
December 31, 2016 and 2015
Transactions with Key Management Personnel
The key management personnel of the Company are as follows:
Frederick C. Kentz III	Member of Board of Directors
David P. McDede	Member of Board of Directors
Phil Adamson	President and Plant Head (appointed 2015)
Jami Debrango- Palumbo	President and Plant Head (retired 2015)
Michael Space	Vice President, Treasurer and Secretary

Frederick C. Kentz III and David P. McDede did not receive remuneration or payment for their time and pexpenses related to their services from the Company during 2016 and 2015.
Compensation for the services provided by the other key management personnel is as follows:
	2016	2015	2014
Equity compensation plans	$1,372	1,075	1,109
Salaries, including bonus and expenses	680	471	797
Severance	267	—	—
Pension and other post-employment benefits	49	63	120
Social security	22	31	42
Other employee benefits	21	25	120
	$2,411	1,665	2,188

There are no outstanding balances for key management personnel other than those that have been incurred for salaries and compensation through the normal course of business.